UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934
  Date of Report (Date of earliest event reported): May 18, 2006 (May 16, 2006)

                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
                         ------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                      814-00063                 13-2949462
(State or other jurisdiction     (Commission File Number)      (IRS Employer
      of incorporation)                                      Identification No.)

                      Suite 1601, Buliding A, Jinshan Tower
                      No. 8, Shan Xi Road Nanjing, Jiangsu
                                  China, 210009

                           --------------------------
                    (Address of principal executive offices)

                                86 (25) 8320 5758
                      -------------------------------------
              (Registrant's telephone number, including area code)

    -------------------------------------------------------------------
          (former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.


On May 16, 2006, the Registrant entered into a Conditional Stock Purchase Agreement (the "Agreement") with RACP Pharmaceutical Holdings Ltd., a British Virgin Islands company ("RACP") and certain other parties to ultimately acquire 100% ownership interest in Shenyang Enshi Pharmaceutical Co, Ltd. ("Enshi"), a pharmaceuticals manufacturer. Pursuant to the terms of the Agreement, the total amount of acquisition related consideration and other payouts by the Registrant is approximately USD16 million, including USD11,500,000 in assumed liabilities of RACP, USD550,000 cash payment and the assumption of RACP's existing obligations to issue 12,000,000 warrant shares which will upon assumption result in an obligation of the Registrant to issue 12,000,000 common shares of the Registrant to the holders of the RACP Warrants upon the future exercise of the RACP Warrants at the exercise price of USD1.375. As of December 31, 2005, according to unaudited estimates, the net income of Enshi was approximately USD5.1 million with revenue of approximately USD11 million, total assets of approximately USD15 million and net assets at approximately USD10.3 million.


The agreed acquisition is a significant step in implementing the Registrant's acquisition strategy and will increase the revenue and income of the Registrant and further consolidate its market position.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.



(d)      Exhibits.

         2.1 Conditional Stock Purchase Agreement between among Registrant, RACP Pharmaceutical Holdings Ltd. and certain other parties dated as of May 16, 2006.

         99.1     Press Release issued by the Registrant on May 17, 2006.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         China Biopharmaceuticals Holdings, Inc.

                                         By:  /s/ Chris Peng Mao
                                            ------------------------------------
                                            Name:  Chris Peng Mao
                                            Title: Chief Executive Officer

Dated:  May 18, 2006